EXECUTIVE OFFICER'S QUESTIONNAIRE – BAKER HUGHES, A GE COMPANY

(Provide responses on additional sheets if needed.)

SECTION 16 CERTIFICATION

14. Limited Power of Attorney for Section 16 Reporting Obligations.

I, Belgacem Chariag, hereby appoint Baker Hughes, a GE Company, to assist me in the preparation and filing of Section 16 reports, and execute the below Power of Attorney for this purpose.

I am an executive nominee for Baker Hughes, a GE Company, and until further written notice, I hereby individually authorize Lee Whitley (Corporate Secretary), William Marsh (General Counsel) and any assistant secretary of Baker Hughes, a GE Company, to sign on my behalf any Form 3, Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of securities of Baker Hughes, a GE Company, and to take any other action of any type whatsoever in connection with the foregoing that in her or his opinion may be for the benefit of, in the best interest of, or legally required by me.

06-07-2017

Date

Signed: [signature]

Belgacem Chariag